Exhibit 99.2

March 9, 2012
<<Investor Name>>
<<Address1>>
<<Address2>>
<<City, State, ZIP>>

Re: Distributions from Property Sales

Dear <<Investor>>:

I am pleased to provide you with an estimate of your distribution of net proceeds from the sale of certain properties in which your Wells limited partnership(s) invested. In May, Wells plans to pay your distribution on the properties sold in the amount of $<<dollar amount of all funds>>. Note that this figure represents a gross amount, and any federal or state withholding rules will be applied to the final distribution. Our General Partners continually monitor the operating and capital needs of the Partnership. Thus, should a change in circumstances prior to the intended distribution date require our General Partners to reevaluate our reserve requirements, it is possible that this distribution may not occur, or that distributions may be made at a lower amount.

I also have included any Net Sale Proceeds (NSP) distribution instructions on file where applicable. In the event we do not have instructions on file, Wells will use the default instructions. If you would like to consider reinvesting your distribution in another Wells product, please discuss your suitability with your financial representative. Note that Wells needs to receive the proper paperwork no later than April 9, 2012.

<<Smart Paragraph A: only insert for Reliance Trust Company Accounts>>

<<Reliance Account
Our records indicate that Reliance Trust Company (Reliance) is your IRA custodian. With the completed sales of the partnership's real estate assets and the distribution of sale proceeds forthcoming, there is the potential for tax implications. As with any tax matter, Wells highly recommends that you contact your tax advisor or financial representative in order to understand the tax and/or other implications related to this planned distribution, as Wells does not render any tax advice.

If Reliance did not receive instructions specifying an alternative distribution method by April 9, 2012, they will use the instructions currently on file. If none are listed, they will place the distribution into the FDIC-Insured Money Market Deposit Account held by United Community Bank within your IRA in order

6200 The Corners Parkway Norcross, GA 30092-3365 Tel: 770-449-7800 Tel: 800-557-4830 Fax: 770-243-8198 www.WellsREF.com

to avoid creating any tax liability. The funds will remain in this Money Market account within your IRA until Reliance receives instructions to liquidate and distribute or transfer. If you wish to confirm or change the instructions that are on file for your Reliance IRA, please contact a Wells Client Services Specialist at 800-557-4830.>>

The estimated amount of net sale proceeds being distributed to you for each fund in which you are a limited partner is as follows:

Wells Fund                    Estimated Net Sale Proceeds Distribution
<<Wells Real Estate Fund IX, L.P.>>                <<Amount>>
<<Wells Real Estate Fund XIV, L.P.>>                <<Amount>>

Wells will disburse your portion of the net sale proceeds as follows:

INSTRUCTIONS    <Default/On File>
INSTRUCTION TYPE    <Check/EFT/DRP>
RECIPIENT    <Who>
ADDRESS    <Only for Check>
FIXED AMOUNT/PERCENT        <How $ is split for multiple instructions>
ELECTIVE WITHHOLDING PERCENT    <If Any>
EXTERNAL ACCOUNT NUMBER    <Third-Party Account Number>

<<Smart Paragraph B>>

<<Wells Real Estate Fund IX, L.P.

The net sale proceeds distribution for Fund IX totals approximately $3,500,000, with proceeds coming from the sales of 14079 Senlac Drive, the Avaya Building, and the 360 Interlocken Building.

14079 Senlac Drive was sold on November 29, 2007, and net sale proceeds of $2,308,640 were allocated to the Fund. The May 2008 distribution included $1,529,615 of these proceeds. The planned distribution includes the remaining $779,025 of the proceeds.

The Avaya Building was sold on October 15, 2010 and net sale proceeds of $1,993,551 were allocated to the Fund. All of these proceeds are included in the planned distribution.

360 Interlocken Building was sold on June 2, 2011, and net sale proceeds of $3,389,873 were allocated to the Fund. The planned distribution includes $727,424 of that amount, and the balance of the funds is being reserved at this time to fund anticipated capital at the remaining assets in the Fund.

Distribution of net sale proceeds is governed by Article IX of the Partnership Agreement. The sections of Article IX that cover the calculation of this distribution are explained below.

•
In the event the partnership sells any partnership property at a sale price which is less than the original purchase price, Class A limited partners shall receive an amount equal to the excess of the original purchase price over the sale price of such partnership property, but not in excess of depreciation, amortization, or cost recovery allocations previously made to Class B limited partners.

•
Net sale proceeds will be distributed to Class B limited partners until each Class B limited partner receives an amount equal to the distribution of net cash flow from operations previously paid to the Class A limited partners, on a per-unit basis, during the same ownership period that each Class B limited partner held his Class B units, respectively.

•	Remaining net sale proceeds will be distributed, on a per-unit basis, to Class A and

•
Class B limited partners in equal amounts until each limited partner has received aggregate distributions equal to the amount of each limited partner's original capital contribution, reduced by net sale proceeds previously distributed. >>

<<Wells Real Estate Fund XIV, L.P.

The net sale proceeds distribution for Fund XIV totals approximately $7,000,000, with proceeds coming from the sales of the Randstad - Atlanta Building and 150 Apollo Drive.

The Randstad - Atlanta Building was sold on April 24, 2007, and net sale proceeds of $4,739,100 were allocated to the Fund. Of the proceeds, $4,692,937 was distributed to the limited partners in November 2007. The planned distribution will include the remaining $46,163 of these proceeds.

150 Apollo Drive was sold on July 21, 2011, and net sale proceeds of $9,566,058 were allocated to the Fund. The planned distribution includes $6,953,837 of that amount, and the balance of the funds is being reserved at this time to fund anticipated capital at the remaining asset in the Fund.

Distribution of net sale proceeds is governed by Article IX of the Partnership Agreement. The sections of Article IX that cover the calculation of this distribution are explained below.

•
In the event the partnership sells any partnership property at a sale price which is less than the original purchase price, Cash Preferred limited partners shall receive an amount equal to the excess of the original purchase price over the sale price of such partnership property, but not in excess of depreciation, amortization, or cost recovery allocations previously made to Tax Preferred limited partners.

•
Net sale proceeds will be distributed to Tax Preferred limited partners until each Tax Preferred limited partner receives an amount equal to the distribution of net cash flow from operations previously paid to the Cash Preferred limited partners, on a per-unit basis, during the same ownership period that each Tax Preferred limited partner held his Tax Preferred units, respectively.

•
Remaining net sale proceeds will be distributed, on a per-unit basis, to Cash Preferred and Tax Preferred limited partners in equal amounts until each limited partner has received aggregate distributions equal to the amount of each limited partner's original capital     contribution, reduced by net sale proceeds previously distributed.>>

Please note that in accordance with the terms of the Partnership Agreements, the General Partners will not receive any net sale proceeds from this distribution.

Should you have any questions, please contact us at 800-557-4830.Our Client Services Specialists are available Monday through Thursday from 8:15 a.m. to 6:30 p.m. and Friday from 8:15 a.m. to 5:30 p.m. (ET).

Thank you for your continued confidence in Wells Real Estate Funds.

Sincerely,

Leo F. Wells III
General Partner

cc: Financial Representative

LPMPLTRI1202-0141INV

Disclosures
This material may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this material should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this letter. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

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